                                 SCHEDULE 14A
                                (RULE 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [x] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                       OIS OPTICAL IMAGING SYSTEMS, INC.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    (5) Total fee paid:

--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

--------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

    (3) Filing party:

--------------------------------------------------------------------------------

    (4) Date filed:

--------------------------------------------------------------------------------

                       OIS OPTICAL IMAGING SYSTEMS, INC.

                              47050 Five Mile Road
                           Northville, Michigan 48167




Dear Stockholder:

     The Annual Meeting of the Stockholders of OIS Optical Imaging Systems, Inc. will be held at 10:00 a.m. on November 20, 1997, at The Hotel Baronette, 27790 Novi Road, Novi, Michigan 48377, in the Claridge/Dorchester meeting room. You are cordially invited to attend.

     At the Annual Meeting, Stockholders will vote to elect directors and vote on the approval of independent accountants.

     The OIS Annual Report to Stockholders and the Proxy Statement for the Annual Meeting are enclosed. Whether or not you will be able to attend the Annual Meeting, please complete, sign, date and return the enclosed Proxy Card in the accompanying postage paid envelope so that your shares will be voted at the meeting.

                                         Sincerely yours,




                                         Rex Tapp
                                         President and Chief Executive Officer





                                         Charles C. Wilson
                                         Executive Vice President and
                                         Chief Financial Officer

                       OIS OPTICAL IMAGING SYSTEMS, INC.

              ____________________________________________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
              ____________________________________________________




                                                            Northville, Michigan
                                                                 October 3, 1997


To the Stockholders of OIS OPTICAL IMAGING SYSTEMS, INC.:

     NOTICE is hereby given that the Annual Meeting of Stockholders of OIS Optical Imaging Systems, Inc., a Delaware corporation, will be held on Thursday, November 20, 1997, at 10:00 a.m., local time, at The Hotel Baronette, 27790 Novi Road, Novi, Michigan 48377, in the Claridge/Dorchester meeting room, for the following purposes:

   1. To elect eight directors to hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

   2. To approve the appointment of Arthur Andersen LLP as independent public accountants for the fiscal year ending June 30, 1998; and

   3. To transact such other business as may properly come before the Annual Meeting or any adjournment.

     Stockholders of record at the close of business on September 18, 1997 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

     The OIS Annual Report to Stockholders for the year ended June 30, 1997 is enclosed.

     THE BUSINESS OF THIS MEETING IS VERY IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE PAID ENVELOPE. You are invited to attend the meeting where you may vote in person even though you have already signed and returned a Proxy Card.

                                     Sincerely yours,



                                     Robert H. Gorlin
                                     Corporate Secretary

                       OIS OPTICAL IMAGING SYSTEMS, INC.

                              47050 FIVE MILE ROAD
                           NORTHVILLE, MICHIGAN 48167
                   __________________________________________

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 20, 1997


     The enclosed Proxy is solicited on behalf of the Board of Directors of OIS Optical Imaging Systems, Inc. ("OIS") for use at the Annual Meeting of Stockholders ("Annual Meeting" or "Meeting") to be held on Thursday, November 20, 1997, at 10:00 a.m., local time, or at any adjournments or postponements thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Meeting will be held at the above time in the Claridge/Dorchester meeting room at The Hotel Baronette, 27790 Novi Road, Novi, Michigan 48377.

Voting Rights of Stockholders and Voting of Proxies

     As of the close of business on September 18, 1997 (the "Record Date"), there were outstanding 97,468,576 shares of OIS Common Stock, $0.01 par value ("Common Stock") and 73,637 shares of OIS Series B Cumulative Preferred Stock ("Series B Preferred Stock"). Holders of record of the Common Stock on the Record Date are entitled to vote at the Meeting and are entitled to one vote for each share of Common Stock held on the Record Date. Holders of record of the Series B Preferred Stock on the Record Date are entitled to vote at the Meeting and are entitled to 350 votes for each share of Series B Preferred Stock held on the Record Date. The holders of a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Meeting. Proxies will be voted in accordance with the directions of the stockholders. Unless a stockholder specifies otherwise, the proxy will be voted:


FOR:  each of the eight nominees for director;

FOR:  the appointment of Arthur Andersen LLP as independent public accountants;
      and

by the proxy in his or their discretion on any other matters to come before the Meeting.

Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of OIS a written notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person. The mailing address of OIS is 47050 Five Mile Road, Northville, Michigan 48167.

Expenses and Methods of  Solicitation

     It is estimated that these proxy solicitation materials will be mailed to stockholders of record on or about October 3, 1997. The cost of this solicitation will be borne by OIS. In addition to solicitation by mail, directors, officers and other employees of OIS may solicit proxies personally or by telephone or other means of communication. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to forward, at the expense of OIS, copies of the proxy materials to the beneficial owners of shares held of record by such persons. OIS has retained Morrow & Co., Inc. to aid in the solicitation of proxies, which company will receive a fee of $3,000 plus reimbursement of expenses, all of which will be borne by OIS.

Other Information

     OIS's Annual Report to Stockholders for the year ended June 30, 1997 accompanies this Proxy Statement.

     OIS WILL PROVIDE TO ANY STOCKHOLDER THE OIS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 1997, WITHOUT CHARGE, AND THE EXHIBITS TO ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 1997, AT A COPYING CHARGE OF TWENTY CENTS PER PAGE, UPON WRITTEN REQUEST TO OIS OPTICAL IMAGING SYSTEMS, INC., 47050 FIVE MILE ROAD, NORTHVILLE, MICHIGAN 48167, ATTENTION: STOCKHOLDER RELATIONS, (313) 454 - 5560.


                              SUMMARY OF PROPOSALS

Election of Directors

     Currently, the OIS By-laws permit the Board of Directors (the "Board") to consist of "one or more members." The Board of Directors has nominated eight persons for election as directors, five of whom are designees of Guardian Industries Corp.

Appointment of Independent Public Accountants

     The stockholders will also be asked to approve the appointment of Arthur Andersen LLP as independent public accountants for the fiscal year ending June 30, 1998.

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows, as of September 18, 1997, the beneficial ownership of shares of OIS Common Stock and Series B Preferred Stock by each person (i) known to OIS to be the beneficial owner of more than five percent (5%) of the voting securities of OIS (ii) each director, (iii) each executive officer named in the Summary Compensation Table and (iv) executive officers and directors as a group. All shares are owned directly except as otherwise indicated.


                                             Common Stock                                Series B Preferred Stock
                                      -----------------------------------      ------------------------------------------

                                      Amount and                Percent          Amount and                       Percent
                                      Nature of                 of               Nature of                        of
Name and Address of Owner             Beneficial Ownership (1)  Class (2)        Beneficial Owner                 Class
-------------------------             --------------------      -----            ----------------                 -------
GD Investments Corp.                  77,562,451                79.6 %           73,637                           100 %
2300 Harmon Road
Auburn Hills, MI  48326

William Davidson                      78,562,451(3)             80.6 %           73,637(4)                        100 %
2300 Harmon Road
Auburn Hills, MI  48326

Vincent D. Cannella                       40,400(5)              (14)                --                            --
Ralph J. Gerson                           20,108(6)              (14)                --                            --
Jeffrey A. Knight                        310,000(7)              (14)                --                            --
C.K. Prahalad                             10,000(8)              (14)                --                            --
Rex Tapp                                 111,400(9)              (14)                --                            --
Robert M. Teeter                          20,000(10)             (14)                --                            --
Scott V. Thomsen                          75,000(11)             (14)                --                            --
Charles C. Wilson                         96,900(12)             (14)                --                            --
Mark S. Wrighton                          11,000(13)             (14)                --                            --
Peter Joel C. Young                       41,000                 (14)                --                            --

All executive officers and directors
  as a group (10 persons)                660,808                 (14)                --                            --

Footnotes to the table of security ownership:

(1) Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days, whether through the exercise of options or warrants or through the conversion of another security.

(2) Under the rules of the Securities and Exchange Commission, shares of OIS Common Stock issuable upon exercise of options which are deemed to be beneficially owned by the holder thereof (See Note (1) above) are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person (but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person). The calculation of percent of class is computed, in accordance with the Rules of the Securities and Exchange Commission, on the basis of the number of shares actually outstanding on September 18, 1997, plus the number of shares subject to options that could be exercised within 60 days.

(3) Of these shares, William Davidson owns 1,000,000 shares directly and is deemed to beneficially own all of the shares owned directly by GD Investments Corp.

(4) Of these shares, William Davidson is deemed to beneficially own all shares owned directly by GD Investments Corp.

(5) Of these shares, 11,750 represent exercisable options. In addition, 50 shares are owned by Mr. Canella's children.

(6)  Of these shares, 4,608 are owned by Mr. Gerson's children.

(7) Of these shares, 307,000 shares are owned indirectly by Jeffrey A. Knight as a general partner of a limited partnership which has a 0.5% interest in OIS. Mr. Knight disclaims beneficial ownership of such shares held by the partnership.

(8)  These 10,000 shares represent exercisable options.

(9)  Of these shares, 40,000 represent exercisable options.

(10) Of these shares, 10,000 represent exercisable options.

(11) Of these shares, 10,000 represent exercisable options.

(12) Of these shares, 29,500 represent exercisable options.

(13) Of these shares, 10,000 represent exercisable options.

(14) Less than 1%.

     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Exchange and Purchase of Series B Preferred Stock.

     On October 29, 1996, the Board of Directors of OIS authorized the issuance of 100,000 shares of a Series B Cumulative Preferred Stock, par value $0.01 (the "Series B Preferred Stock"). The Series B Preferred Stock is not convertible into Common Stock or any other security of OIS. However, each share of Series B Preferred Stock entitles the holder thereof to 350 votes on every matter submitted to a vote of the shareholders of OIS. The Series B Preferred Stock bears a cumulative dividend at a rate of 8% for three years from the date of issuance and at an increasing floating rate thereafter (subject to a cap of 16.5% per year). The purchaser of shares of Series B Preferred Stock cannot cause their redemption, and OIS can redeem shares of Series B Preferred Stock only upon a vote of the directors of OIS that are independent of the owner or owners of the shares of Series B Preferred Stock being redeemed. The foregoing description of the rights and preferences of the Series B Preferred Stock is qualified in its entirety by reference to the express provisions of the resolution adopted by the Board of Directors of OIS setting forth the rights and preferences of the Series B Preferred Stock, a copy of which Resolution was attached as Exhibit 4.1 to the Form 8-K filed by OIS on November 5, 1996, which is incorporated herein by reference.

     On October 30, 1996, OIS issued 38,137 shares of Series B Preferred Stock to Guardian Industries Corp. ("Guardian") in exchange for the 35,000 shares of Series A Preferred Cumulative Preferred Stock of OIS previously acquired by Guardian. This exchange was approved by the independent members of the Board of Directors of OIS.

     On October 31, 1996, GD Investments Corp., a Delaware corporation and subsidiary of Guardian ("GDIC"), purchased 21,000 shares of Series B Preferred Stock from OIS for $1,000 per share. Subsequently during Fiscal 1997, GDIC purchased an additional 14,500 shares of Series B Preferred Stock from OIS for $1,000 per share. As of September 18, 1997, GDIC's purchases of Series B Preferred Stock totalled $35,500,000. These investments were approved by the independent members of the Board of Directors of OIS and are accounted for as equity by OIS.

     Tax Consolidation and Tax Sharing Agreement

     On October 31, 1996, OIS became eligible, and has elected, to become a member of an affiliated group under Section 1504(a) of the Internal Revenue Code of 1986, as amended, with Guardian, GDIC and Guardian's other qualifying subsidiaries (the "Affiliated Group"). As a member of the Affiliated Group, OIS's tax attributes generated after October 31, 1996, will be included in the single consolidated federal income tax return filed by the Affiliated Group. Net operating losses of OIS generated prior to October 31, 1996, will only be eligible to offset future taxable income of OIS and cannot be used to offset the income of other companies included in the Affiliated Group.

     In order to provide funding for future operations of OIS, OIS has entered into a Tax Sharing Agreement with Guardian effective November 1, 1996. Under the terms of the Tax Sharing Agreement, Guardian will compensate OIS for the value of OIS's losses and credits which are utilized by the Affiliated Group by making payments to OIS in an amount equal to the difference between (i) the liability reflected on the Affiliated Group's consolidated federal income tax return with the inclusion of OIS and (ii) the liability without the inclusion of OIS. The foregoing description of the terms of the Tax Sharing Agreement is qualified in its entirety by reference to the express terms of the Tax Sharing Agreement, a copy of which Agreement was attached as Exhibit 99 to the Form 8-K filed by OIS on November 5, 1996, which is incorporated herein by reference.

Loans by Guardian and GDIC

     Approximately $18,900,000 of the proceeds from the sale of Series B Preferred Stock to GDIC on October 31, 1996, were used by OIS to repay loans previously made by Guardian to OIS. OIS no longer has any outstanding loans from Guardian. As of September 19, 1997, GDIC has loaned OIS $9,000,000. These loans bear interest at an annual rate of 6%, and all interest and principal is due and payable on written demand of GDIC.

Services Agreement

     Pursuant to a Services Agreement, Guardian provides certain administrative, accounting, technical, travel arrangement, management and tax services to OIS for $50,000 per year and provides legal services to OIS through its corporate legal department at an hourly rate of $100.


     REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION


Policies Applicable to Compensation of Executive Officers

     The compensation of executive officers other than the President and Chief Executive Officer, Rex Tapp, is determined by Mr. Tapp in consultation with the Compensation Committee. Before the end of each fiscal year and again before bonuses are determined, Mr. Tapp meets with the Compensation Committee and discusses the overall compensation situation of the Company, the range of increases he proposes to implement and any special circumstances present. Mr. Tapp makes compensation determinations for executive officers on a subjective basis, taking into account the financial performance (i.e., the ongoing losses) of OIS, the performance reviews and individual compensation history of each individual executive officer, the range of comparable salaries from other companies in OIS's industry and geographic region as well as other factors that he considers relevant. The information on comparable salaries is drawn from general published survey information and does not relate specifically to the companies included in the industry line of the performance graph. OIS's compensation of executive officers is, on average, in the median range of surveyed companies. No one factor is accorded more weight than any other. Although OIS's performance is taken into consideration, there is no formal or formulaic relationship between OIS's performance and executive compensation and no performance targets have been set. OIS feels that this relatively informal method of determining executive compensation is appropriate given the current stage of development of OIS's business.

     Salary adjustments for executive officers are made effective as of July 1 of each year and bonuses are awarded each December. Bonuses for executive officers consist solely of awards of stock options and restricted stock. Restricted stock is required to be forfeited if the officer's employment terminates within a specified period after the award. The number of stock options and shares of restricted stock awarded to each executive officer is determined as part of the overall compensation process described above. Awards of stock options and restricted stock made in prior years are not taken into account when determining grants to be made in the current year. Mr. Tapp determined the levels of salary increases and bonuses on a subjective basis taking into account all of the factors discussed above. Awards of restricted stock and stock options are made by the Stock Option Committee of the Board after its receipt of recommendations from Mr. Tapp.

     The salary adjustments and bonuses were lower than they would have been had OIS not incurred significant losses.

     No executive officer receives annual compensation that approaches $1 million, and OIS does not anticipate compensation approaching $1 million in the foreseeable future. Accordingly, the Compensation Committee has not considered the recent change in the tax laws which made certain non-performance based compensation to executives of public companies in excess of $1 million non-deductible.

CEO Compensation

     Mr. Tapp's compensation is determined by the Compensation Committee. The Compensation Committee has determined to apply OIS's informal method of compensation determination to Mr. Tapp. The Chairman of the Board, Ralph J. Gerson, will make compensation recommendations to the Compensation Committee before the July salary adjustment and the December bonus determination.

     Mr. Gerson will make his recommendations on a subjective basis taking into account the financial performance (i.e., the ongoing losses) of OIS, his subjective view of Mr. Tapp's job performance, Mr. Tapp's compensation history, OIS's financial performance and other factors that he considers relevant. In addition, the Compensation Committee has undertaken to review periodically information concerning the compensation of chief executive officers at similar companies.

     The Compensation Committee does not expect to accord any one factor more weight than any other. Although OIS's performance will be taken into account, and Mr. Tapp's compensation is lower than it would be if OIS had not incurred significant losses, the Compensation Committee will not apply any formal or formulaic relationship between OIS's performance and Mr. Tapp's compensation and no formal targets have been set. The Compensation Committee believes that this relatively informal method of determining the compensation of the chief executive officer is appropriate given the current stage of development of OIS's business.


COMPENSATION COMMITTEE


Ralph  J. Gerson
Mark  S. Wrighton

                           EXECUTIVE  COMPENSATION

     The following table shows compensation paid, with respect to the three most recent fiscal years, to the Chief Executive Officer and the three other executive officers of OIS serving at the end of fiscal 1997 (collectively, the "Named Officers"):

                          SUMMARY  COMPENSATION  TABLE


                                Annual Compensation            Long-Term Compensation
                            ----------------------------  --------------------------------
                                                                  Awards          Payouts
                                                          ----------------------  --------
                                                  Other                                        All
                                                 Annual    Restricted                         Other
      Name and                                   Compen-     Stock      Options/    LTIP     Compen-
     Principal               Salary     Bonus    sation    Awards(1)      SARs    Payouts     sation
      Position        Year     ($)       ($)       ($)        ($)         (#)       ($)        ($)
------------------------------------------------------------------------------------------------------
Rex Tapp, CEO &       1997   $190,050      ---     (3)         ---        20,000
President(2)          1996   $181,000      ---     (3)    $225,000(4)     50,000            $23,000(8)
                      1995   $181,512   $35,992    (3)    $ 20,150        15,000            $23,000(8)

Charles C. Wilson,    1997   $150,500      ---            $ 70,313(5)     12,500            $12,685(8)
Executive Vice        1996   $144,500      ---            $184,500        35,000            $12,685(8)
President & CFO       1995   $131,365      ---            $ 18,200        12,000            $12,685(8)


Scott V. Thomsen,     1997   $136,154      ---            $ 70,313(6)     12,500            $ 6,500(8)
Vice President        1996   $109,692      ---            $202,500        20,000            $ 6,500(8)
Engineering and Fab   1995   $ 69,230      ---                 ---           ---            $ 3,532(8)
Operations

Vincent D. Cannella,  1997   $113,230      ---            $ 11,250(7)      2,000            $10,234(8)
Vice President        1996   $105,750      ---            $ 31,500         3,500            $10,234(8)
                      1995   $101,368    $5,250           $  8,450        10,000            $10,432(8)

Footnotes to the table of compensation of Named Officers:

(1) Represents the market value of restricted stock on the date of grant.

(2) Until July 1, 1995, Mr. Tapp was an employee of Guardian, and this table shows amounts paid to Mr. Tapp by Guardian, except for restricted stock, which was granted by OIS. Under the Guardian-OIS Services Agreement, OIS paid $80,000 to Guardian for Mr. Tapp's services during fiscal 1994 and 1995.

(3) The aggregate amount of other compensation is less than 10% of the total of salary and bonus.

(4) As of June 30, 1997, Mr. Tapp held 53,100 restricted shares with a market value of $129,431. Of these 53,100 restricted shares, Mr. Tapp will forfeit (a) the 50,000 shares granted on January 17, 1996, if he does not remain an employee through October 13, 1998, and (b) the 3,100 shares granted on January 13, 1995, if he does not remain an employee through October 13, 1997.

(5) As of June 30, 1997, Mr. Wilson held 62,800 restricted shares with a market value of $153,075. Of these 62,800 restricted shares, Mr. Wilson will forfeit (a) the 25,000 shares granted on February 18, 1997, if he does not remain an employee through October 13, 1999, (b) the 35,000 shares granted on January 17, 1996, if he does not remain an employee through October 13, 1999, and (c) the 2,800 shares granted on January 13, 1995, if he does not remain an employee through October 13, 1997.

(6) As of June 30, 1997, Mr. Thomsen held 65,000 restricted shares with a market value of $158,438. Of theses 65,000 shares, Mr. Thomsen will forfeit (a) the 25,000 shares granted on February 18, 1997, if he does not remain an employee through October 13, 1999, and (b) the 40,000 shares granted on January 17, 1996, if he does not remain an employee through October 13, 1998 (with respect to 35,000 shares) and October 13, 1997 (with respect to 5,000 shares).

(7) As of June 30, 1997 Mr. Cannella, held 12,300 restricted shares with a market value of $29,981. Of these 12,300 restricted shares, Mr. Cannella will forfeit (a) the 4,000 shares granted on February 18, 1997, if he does not remain an employee through October 13, 1999, (b) the 7,000 shares granted on January 17, 1996 if he does not remain an employee through October 13, 1998, and (c) the 1,300 shares granted on January 13, 1995, if he does not remain an employee through October 13, 1997.

(8) Amount is for the cost of premiums paid for split-dollar life insurance provided by OIS.

The following tables show grants, exercises and fiscal year-end values of stock options for the Named Officers.


                     OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                                                                      Potential Realizable Value
                                                                                                      At Assumed Annual
                                                                                                      Rates of  Stock Option
                       Individual Grants                                                              Appreciation for Option Term
-------------------------------------------------------------------------------------------------     ----------------------------

                        Number of        % of Total
                       Securities        Options/SARs
                       Underlying         Granted to           Exercise
                       Options/SARs       Employees            or Base          Expiration
Name                  Granted (#)(1)     In Fiscal Year     Price ($/Sh)(2)        Date                5% ($)        10% ($)
----                  --------------     --------------     ---------------     ----------            --------       ------
Rex Tapp,
President & CEO             20,000            21.3              $2.8125         February 17, 2007       $35,375        $89,648

Charles C.  Wilson,
Executive Vice
President & CFO             12,500            13.3              $2.8125         February 17, 2007       $22,110        $56,030

Scott V. Thomsen,
Vice President
Engineering and Fab
Operations                  12,500            13.3              $2.8125         February 17, 2007       $22,110        $56,030

Vincent D.  Cannella,
Vice President               2,000             2.1              $2.8125         February 17, 2007       $ 3,538        $ 8,965

Footnotes to table of option grants for last fiscal year:

(1) These options become exercisable with respect to 50% of the underlying shares on October 13, 1998 and 1999, respectively.

(2) These options were granted at the market price of the shares on the date of grant.

             AGGREGATED  OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES


                                                                   Number of
                                                                   Securities     Value of
                                                                   Underlying     Unexercised
                                                                   Unexercised    In-the-Money
                                                                   Options/SARs   Options/SARs at
                                                                   at FY-End (#)  FY-End ($)

                              Shares Acquired                      Exercisable/   Exercisable/
            Name              on Exercise(#)   Value Realized ($)  Unexercisable  Unexercisable
-------------------------------------------------------------------------------------------------
Rex Tapp, President &
CEO                                 -0-               -0-          15,000/70,000        -0-

Charles C. Wilson, Executive
Vice President & CFO                -0-               -0-          12,000/37,500        -0-

Vincent D. Cannella,
Vice President                    29,000             4,500         10,000/5,500         -0-

Scott V. Thomsen,
Vice President Engineering
and Fab Operations                  -0-               -0-               0/32,500        -0-

The following graph compares the five-year cumulative total return to the shareholders of OIS to Standard and Poor's Midcap 400 Index and Standard and Poor's Electronics (Semiconductor) Index.


                                  [LINE GRAPH]
                           TOTAL SHAREHOLDER RETURNS
                             (DIVIDENDS REINVESTED)



        COMPANY / INDEX                         JUN93           JUN94           JUN95           JUN96           JUN97
---------------------------------------------------------------------------------------------------------------------------
OIS OPTICAL IMAGING SYSTEMS                      54.96           183.94          -6.82          -40.25          -20.41
S&P MIDCAP 400 INDEX                             22.69            -0.06          22.34           21.58           23.33
ELECTRONICS(SEMICNDCTR)-500                     109.47             5.83          88.70          -21.18           87.08


                                   BASE
                                  PERIOD
        COMPANY / INDEX            JUN92        JUN93           JUN94           JUN95           JUN96           JUN97
---------------------------------------------------------------------------------------------------------------------------
OIS OPTICAL IMAGING SYSTEMS        100          154.96           440.96         410.00          224.96          194.96
S&P MIDCAP 400 INDEX               100          122.69           122.62         150.01          182.39          224.94
ELECTRONICS(SEMICNDCTR)-500        100          209.47           209.47         418.31          329.71          616.83

                                   PROPOSAL I
                             ELECTION OF DIRECTORS

     The Board proposes that the persons named below be elected as directors of OIS to hold office until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. Unless otherwise directed by a stockholder's proxy, the persons named as proxy voters in the accompanying proxy will vote for the nominees named below. If any of such nominees become unavailable, which is not anticipated, the Board in its discretion may designate substitute nominees, in which event the enclosed proxy will be voted for such substitute nominee. A vacancy unfilled at the Annual Meeting or a vacancy created thereafter can be filled by the Board. Proxies cannot be voted for a greater number of persons than the number of nominees named. Provided a quorum is present, the affirmative vote of a majority of the shares of OIS present in person or proxy is required to elect each director.

     The following information is furnished with respect to each nominee for election as a director:


                               Position Held                         Year First Became
Name                 Age       with OIS                              a Director
----                 ---       -------------                         -----------------
Rex Tapp             47        President, Chief Executive                1991
                               Officer & Director
Charles C. Wilson    45        Executive Vice President,                 1991
                               Chief Financial Officer &
                               Director
Ralph J. Gerson      47        Chairman & Director                       1992
Jeffrey A. Knight    46        Director                                  1991
C. K. Prahalad       56        Director                                  1995
Robert M. Teeter     58        Director                                  1995
Mark S. Wrighton     48        Director                                  1995
Peter Joel C. Young  37        Director                                  1991


     Rex Tapp was first elected to the Board of Directors in November 1991 and is a Guardian designee. Mr. Tapp has been the President of OIS since December 1991 and until July 1, 1995 was also the Director of Technical Development for Guardian Industries Corp.

     Charles C. Wilson was first elected to the Board of Directors in November 1991 and is a Guardian designee. Mr. Wilson has been OIS's Executive Vice President and Chief Financial Officer since November 1991. From July 1987 until joining OIS, Mr. Wilson was the Vice President and Treasurer of Guardian Photo, Inc.

     Ralph J. Gerson was first elected to the Board of Directors in November 1992, is the Chairman of the Board and is a Guardian designee. Mr. Gerson has been Guardian's Executive Vice President and a member of the Guardian Board of Directors since 1988.

     Jeffrey A. Knight was first elected to the Board of Directors in November 1991 and is a Guardian designee. Since 1989, Mr. Knight has been Group Vice President-Finance and Chief Financial Officer of Guardian.

     C.K. Prahalad was first elected to the Board of Directors in February 1995. Dr. Prahalad is a Harvey C. Fruehauf Professor of Business
Administration at The University of Michigan.

     Robert Teeter was first elected to the Board of Directors in February 1995. Mr. Teeter is President of Coldwater Corporation of Ann Arbor, Michigan.

     Mark S. Wrighton was first elected to the Board of Directors in February 1995. Dr. Wrighton is the Chancellor of Washington University in St. Louis, Missouri. From October 1990 to June 1995, Dr. Wrighton was Provost and Ciba-Geigy Professor of Chemistry at The Massachusetts Institute of Technology in Cambridge, Massachusetts.

     Peter Joel C. Young was first elected to the Board of Directors in November 1991 and is a Guardian designee. Mr. Young is Executive Vice President of Harry London Candies, Inc. of North Canton, Ohio, and is also providing consulting services to OIS. From March 1991 through August 1993, Mr. Young was the director of International Business Development of Guardian.

     All directors serve until the Annual Meeting of Stockholders at which elections are held and until their successors are duly elected and qualified. All officers serve at the pleasure of the Board of Directors.

Compensation of Directors

     OIS has established an annual director compensation program that consists of $15,000 basic compensation, an additional $1,000 for each of four regular board meetings attended by the director, an additional $500 for each committee meeting attended by the director and the grant of options to purchase 5,000 shares of OIS Common Stock within five years from the date of grant at the market price of the stock on the date of grant. All Guardian designees have waived all director compensation.

Meetings and Committees

     During the fiscal year ended June 30, 1997, four meetings were held by the Board of Directors. All directors attended 75% or more of the meetings of the Board of Directors and committees on which they served.

     The Audit Committee of the Board of Directors currently consists of Robert
M. Teeter, Jeffrey A. Knight and Charles C. Wilson (ex officio). The principal duties of the Audit Committee are to (a) recommend selection of OIS's independent public accountants, (b) review with the independent public accountants the results of their audits, (c) review with the independent public accountants and management OIS's financial reporting and operating controls and the scope of audits and (d) make recommendations concerning OIS's financial reporting, accounting practices and policies and financial, accounting and operating controls and safeguards.

     The Compensation Committee of the Board of Directors met once during the fiscal year ended June 30, 1997, and currently consists of Mark S. Wrighton and Ralph J. Gerson. The principal duties of the Compensation Committee are to make recommendations concerning, and to review, the compensation packages of OIS's executive officers and key personnel.

     The Stock Option Plan Committee of the Board of Directors currently consists of Ralph J. Gerson, Jeffrey A. Knight and Peter Joel C. Young, who met once during the fiscal year ended June 30, 1997, and took action by unanimous consent. The principal duties of the Stock Option Plan Committee are to make, administer, and interpret all rules and regulations that it deems necessary to administer OIS stock option plans and to recommend and make awards of stock options and restricted stock under the plans. Members of the Stock Option Plan Committee are not eligible for awards under the plans.

     The Nominating Committee of the Board of Directors currently consists of C.K. Prahalad, Peter Joel C. Young and Rex Tapp (ex officio). The principal duties of the Nominating Committee are to make recommendations of nominees for election to the Board of Directors.

Executive Officers

     The executive officers of OIS are as follows:


  NAME                 AGE  OFFICE
  ----                 ---  ------
  Rex Tapp             47   President and Chief Executive Officer
  Charles C. Wilson    45   Executive Vice President & Chief Financial Officer
  Vincent D. Cannella  59   Vice President
  Scott V. Thomsen     33   Vice President Engineering and Fab Operations


     Information with respect to Mr. Tapp and Mr. Wilson is provided above.

     Dr. Vincent D. Cannella was Vice President of Manufacturing Engineering at OIS from June 1986 until August 1990, Vice President of New Business Development from August 1990 until January 1994, Vice President of Technology from January 1994 to September 1994, and has been Vice President since September 1994.

     Scott V. Thomsen joined OIS in September 1994 as Director of Technical Development. In July 1995 he assumed the position of Director of Product Engineering and in June 1997 was appointed Vice President Engineering and Fab Operations. From December 1989 until joining OIS, Mr. Thomsen was employed by the Satellite Systems Operations Division of Honeywell, Inc. as a technical director and computer systems design engineer on the space shuttle cockpit and trainer programs.

                                  PROPOSAL II

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     Upon the recommendation of the Audit Committee, the Board of Directors has, subject to stockholder approval, appointed Arthur Andersen LLP to serve as independent public accountants to OIS for the fiscal year ending June 30, 1998. The services to be performed by Arthur Andersen LLP will include review of reports and registration statements filed by OIS with the Securities and Exchange Commission and consultation in connection with various accounting and financial reporting matters. Arthur Andersen LLP was elected to and did serve as independent public accountants to OIS for the fiscal year ended June 30, 1997.

     The affirmative vote of a majority of the votes cast is required to approve this proposal. A representative of Arthur Andersen LLP will be present at the Meeting, will be available to respond to appropriate questions, and will also have the opportunity to make a statement if he or she desires.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPOINTMENT FOR FISCAL 1998 OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.

                             ADDITIONAL INFORMATION


Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Based solely on a review of Forms 3, 4 and 5 and amendments thereto filed with the Securities and Exchange Commission and furnished to OIS, OIS believes that its officers and directors filed all required reports on a timely basis and that several purchases of Series B Preferred Stock by GDIC were reported late on a Form 5.

Other Action at the Meeting

     OIS management, on the date hereof, does not know of any other matter to be presented that is a proper subject for action by the stockholders at the Meeting. If any other matters shall properly come before the Meeting, the shares represented by a properly executed proxy card will be voted in accordance with the judgment of the persons designated on the proxy card.

Stockholder Proposals for 1998 Annual Meeting

     Any stockholder proposal that is intended to be presented at the 1998 Annual Meeting of Stockholders must be received by OIS at its principal executive offices at 47050 Five Mile Road, Northville, Michigan 48167, by June 4, 1998.

Material Incorporated by Reference

     OIS specifically incorporates by reference into this Proxy Statement the financial statements and management's discussion and analysis of financial condition and results of operations contained in OIS Annual Report for the year ended June 30, 1997, which is enclosed.


                                By Order of the Board of Directors



                                Robert H. Gorlin
                                Corporate Secretary





Dated:  October 3, 1997

                      OIS OPTICAL IMAGING SYSTEMS, INC.


              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                 FOR THE ANNUAL MEETING ON NOVEMBER 20, 1997


The undersigned hereby appoints Charles C. Wilson and Rex Tapp, or either of them with full power to act alone (with full power of substitution, and in place of either in case of substitution, his substitute), the attorneys and proxies for and on behalf of the undersigned to attend the Annual Meeting of Stockholders (the "Meeting") of OIS OPTICAL IMAGING SYSTEMS, INC. (the "Company") to be held at the Hotel Baronette, 27790 Novi Road, Novi, Michigan 48377, in the Claridge/Dorchester meeting room on Thursday, November 20, 1997, at 10:00 A.M., and any and all adjournments thereof, and to cast the number of votes the undersigned would be entitled to vote if then personally present. The undersigned instructs such proxies to vote as specified on this card.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTORS AND FOR PROPOSAL 2 AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

----------------------------------      1. Election of Directors.                  FOR ALL       WITH-       FOR ALL
OIS OPTICAL IMAGING SYSTEMS, INC.                                                  NOMINEES      HOLD        EXCEPT
----------------------------------         RALPH J. GERSON    ROBERT M. TEETER
                                           JEFFREY A. KNIGHT  CHARLES C. WILSON    [    ]       [    ]       [     ]
                                           C.K. PRAHALAD      MARK S. WRIGHTON
                                           REX TAPP           PETER JOEL C. YOUNG

                                           NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s).
                                           Your shares will be voted for the remaining nominee(s).



RECORD DATE SHARES:
                                                                                                  FOR    AGAINST   ABSTAIN
                                       2. Proposal to approve appointment of Arthur Andersen     [   ]    [   ]     [   ]
                                          LLP as independent public accountants for the fiscal
                                          year ending June 30, 1998.

                                       3. In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

                                             --------------
Please be sure to sign and date this Proxy.  |      Date  |
-----------------------------------------------------------  If shares are registered in the names of two or  more persons, each
|                                                         |  should sign. Executors, administrators, trustees, guardians, attorneys
|                                                         |  and corporate officers should show their full titles.
|-------Stockholder sign here----------Co-owner sign here-|

-----------------------------------------------------------------------------------------------------------------------------------
DETACH CARD                                                                                                         DETACH CARD
